EXHIBIT 99.1

Thursday April 5, 1:11 pm Eastern Time


Press Release

CBQ Acquires Software Outsourcing Market Share with the Addition of Two Virginia Companies

HUNT VALLEY, Md.--(BUSINESS WIRE)--April 5, 2001--CBQ, Inc. the E-Business Infrastructure Company, (OTCBB: CBQI - news) announced today that it has acquired substantially all of the assets of Technet Computer Services, Inc., Tyson's Corner, VA and Networkland Inc., Rosslyn, VA.

Technet Computer Services, Inc., under the leadership of Dr. Ashok Rattehali, President, is a leading software programming and development company based in Tyson's Corner, Virginia, which employs 25 seasoned software development professionals. Heretofore, in addition to the high quality work of its Virginia based technical staff, Dr. Rattehali worked closely with software outsourcing companies based in India to produce competitive pricing for Technet's clients in the US. While continuing to offer their clients resources based in Virginia and India, the combination with CBQ will also permit Dr. Rattehali to offer its clients very competitive outsourcing services through CBQ's EasySoft subsidiary located in Beijing, China.

Networkland, Rosslyn, Virginia, provides technology and network integration services to corporate clients in Northern Virginia, DC and Maryland. This acquisition will enable CBQ to offer technology and network engineering resources to its software clients in Virginia, much as it has been able to do in the Baltimore area through its CBQ Netserve subsidiary. The President and CEO of Networkland will be Sara Sarfarazi, who has been with Networkland for the past nine years and been very instrumental in the success of the company (for more information on Networkland see www.networkland.com). Prior year revenue for both Technet and Networkland combined was approximately $15 million.

"CBQ is on the move. We already have a strong presence in the mid-Atlantic region, and these significant acquisitions will strengthen our capabilities in Virginia and Washington, D.C. Technet and Networkland bring CBQ market share and important clients, including The Washington Post, Verizon Global Networks, American Stock Transfer, Daimler Chrysler, Freddie Mac, Brown & Root Service, the World Bank and L'Oreal Hair Care Division, among others. We believe all their customers can potentially benefit from the high-quality, low cost business model CBQ is pursuing by outsourcing increasing amounts of programming to our EasySoft subsidiary in Beijing," said Bart S. Fisher, CBQ's Chairman and CEO. "We are very pleased to have Dr. Rattehali and Sara Sarfarazi join our senior management group. Dr. Rattehali shares our vision of bringing the US market the most competitive offshore software outsourcing."

"The cost advantages CBQ possesses with its resources in China will serve us well as more and more U.S. enterprises will be outsourcing their software requirements to the lowest cost, offshore providers in order to reverse the recent trend of eroding profit margins," said Dr. Rattehali.

About CBQ, Inc.

CBQ, Inc. is a full service, end-to-end e-Business solution provider through its software-outsourcing subsidiary EasySoft International Inc., Beijing, China and Miami, Fl., and network integration subsidiary, CBQ NETSERV, Hunt Valley, MD. The Company has state-of-the-art offshore software development facilities located in China that enable it to provide high quality, cost-effective services to clients in a resource-constrained environment. The Company's services, which may be offered on a fixed-time frame, fixed-price or time-and-materials basis, include custom software development, maintenance, testing and re-engineering services as well as dedicated offshore software outsourcing for certain clients. The company also provides U.S. based information technology outsourcing resources to its clients. For more information on CBQ, Inc., visit www.cbq.com.

This news release includes forward-looking statements related to CBQ, Inc. that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect CBQ's future results, see the company's filings with the Securities and Exchange Commission (the "Commission"). Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations.

[GRAPHIC OMITTED]
Contact:

     Marketex, Coral Springs, Fla.
     CBQ Investor Relations:
     Gary Swancey, 954/757-0582